UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 28, 2010

STANDARD MICROSYSTEMS CORPORATION
(Exact name of Company as specified in its charter)

DELAWARE	0-7422	11-2234952
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 Arkay Drive, Hauppauge, New York 11788
(Address of principal executive offices) (Zip Code)

(631) 435-6000
(Company's telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 28, 2010 the Company held its Annual Meeting of Stockholders. The shareholders of SMSC elected Timothy C. Craig, Ivan T. Frisch and Dr. Kenneth Kin as directors of SMSC to serve until the Company’s 2013 Annual Meeting of Stockholders, voted to adopt the 2010 Employee Stock Purchase Plan, approved a program for selected employees of the Company other than executive officers to exchange their stock appreciation rights for restricted stock units and ratified the selection of PricewaterhouseCoopers LLP as SMSC’s independent registered public accounting firm.

Proposals to approve a program for executive officers and directors of the Company to exchange their stock appreciation rights for restricted stock units and to amend the 2009 Long Term Incentive Plan to increase the number of authorized shares by up to 3,000,000 shares solely for use in connection with the programs to exchange stock appreciation rights for restricted stock units submitted for stockholder approval at this Annual Meeting were not approved. No other matters were considered at the annual meeting.

Set forth below are the numbers of votes cast for, against, withheld and abstentions, for each matter considered at the annual meeting. There were 1,260,729 broker non-votes for proposals 1 through 5.

	For	Against	Withheld	Abstentions

Proposal 1 to elect directors as follows:

Election of Timothy C. Craig	13,488,091		6,136,531

Election of Ivan T. Frisch	13,884,717		5,739,905

Election of Dr. Kenneth Kin	19,479,193		145,429

Proposal 2 to adopt the 2010 Employee Stock Purchase Plan	18,949,975	237,333		437,314

Proposal 3 to adopt program for selected employees of the Company other than executive officers to exchange their stock appreciation rights for restricted stock units	10,211,976	8,973,756		438,890

Proposal 4 to adopt program for executive officers and directors of the Company to exchange their stock appreciation rights for restricted stock units	4,866,844	14,318,711		439,067

Proposal 5 to amend the 2009 Long Term Incentive Plan to increase the number of authorized shares by up to 3,000,000 shares solely for use in connection with the programs to exchange stock appreciation rights for restricted stock units	8,576,926	10,548,567		499,134

Proposal 6 to ratify the appointment of PricewaterhouseCoopers, LLP as the Company’s registered independent public accounting firm	20,247,821	622,648		14,882

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MICROSYSTEMS CORPORATION

July 29, 2010	By:	/s/ Christine King
Name: Christine King
Title: President and Chief Executive Officer